EXHIBIT 10.19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO PASSAGE BIO, INC. IF PUBLICLY DISCLOSED

AMENDMENT No. 6 TO AMENDED AND RESTATED RESEARCH, COLLABORATION AND LICENSE AGREEMENT

This AMENDMENT No. 6 to the Amended and Restated Research, Collaboration and License Agreement dated May 5, 2020 is entered into as of November 12, 2021 (the “Amendment No. 6 to Restated Agreement Effective Date”) by and between Passage Bio, Inc., a corporation organized under the laws of Delaware (“Passage” or “Licensee”) with offices at 2005 Market St, 39th Floor, Philadelphia, PA 19103, and The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation, with offices located at Penn Center for Innovation, 3600 Civic Center Blvd., 9th Floor, Philadelphia, PA 19104 (“Penn”) and amends the Amended and Restated Research Collaboration and License Agreement dated May 5, 2020, as amended by the Amendment No.1 dated August 13, 2020, Amendment No. 2 dated November 2, 2020, Amendment No. 3 dated December 9, 2020, Amendment No.4 dated June 2, 2021, and Amendment No. 5, dated August 2, 2021 (the “Restated Agreement”). Passage and Penn are referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Parties wish to amend the Restated Agreement; and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the Restated Agreement and herein, and intending to be legally bound hereby, the Parties amend the Restated Agreement and otherwise agree as follows:

1.The Research Program contained in Exhibit B of the Restated Agreement is hereby amended to include the additional work outlined in Schedule A to this Amendment No. 6 to Restated Agreement for the [*] programs.

2.The budget for the additional work is included in Schedule B to this Amendment No. 6 to Restated Agreement, and this budget is intended to be in addition to those previously included under the Restated Agreement for the [*] programs.

3.The Parties agree that Licensee has exercised its option to Canavan Disease under Section 2.6 of the Restated Agreement (i.e., a New Indication Option). The new Research Plan and Budget are included in Schedule C to this Amendment No. 6 to the Restated Agreement.

4.A complete amended and restated payment schedule is set forth as Schedule D to this Amendment No. 6 to Restated Agreement. The payment schedule denotes payments for the Research Programs that have already been made to Penn as well as future payments owed to Penn, as of October 1, 2021 for the [*] and Canavan programs.

5.Pursuant to Section 4.1.2 of the Restated Agreement, Licensee will pay the first half ($500,000) of the New Indication Option Fee for the Canavan Disease being added to the License before pre-clinical pharmacology data.

6.The definitions of (a) 1.37 “Gene Therapy Product” and (b) 1.41 “Indication” in the Restated Agreement is hereby amended and restated in its entirety as follows:

“Gene Therapy Product” means a pharmaceutical product (or proposed or prospective pharmaceutical product) that inserts one or more functional genes or proteins into a patient’s CNS or PNS cells using a parvovirus vector, including but not limited to an AAV. For clarity, Gene Therapy Products may include [*], but do not include [*]. For clarity, [*].

(a)

“Indication” means each of the following indications for a Gene Therapy Product: (a) ALS through parvovirus vector delivery of nucleic acid polymers that silence nucleic acid or protein polymers encoded by the C9ORF72 gene, (b) Krabbe disease (globoid cell leukodystrophy) through parvovirus vector delivery of nucleic acid polymers for expression of galactosylceramidase. (c) MLD through parvovirus vector delivery of nucleic acid polymers for expression of arylsulfatase A, (d) GLB1 Deficiency, for GM1 gangliosidosis-1 and MPS IV through parvovirus vector delivery of nucleic acid polymers for expression of GLB1, (e) Frontotemporal dementia (FTD) through parvovirus vector delivery of nucleic acid polymers for expression of progranulin, (f) CMT2A through parvovirus vector delivery of nucleic acid polymers that silence and/or overexpress nucleic acid or protein polymers encoded by the MFN2 gene, (g) Parkinson’s Disease through parvovirus vector delivery nucleic acid polymers for expression of PARK2 (referred to as “PARK2” and “Parkin”), (h) Canavan Disease through parvovirus vector delivery nucleic acid polymers to overexpress aspartoacylase (ASPA), and (i) parvovirus vector delivery of nucleic acid polymers for a specific named gene replacement transgene for a specific disease indication with treatment targeted to a specific locus (“New Indication”) added to the Agreement through exercise of a New Indication Option (collectively, the “Indications”).

7.This Amendment No. 6 to Restated Agreement and the Restated Agreement itself contain the entire understanding between the Parties and supersede any and all prior agreements, understandings and arrangements whether written or oral between the Parties with respect to the matters contained in the Restated Agreement and this Amendment No. 6 to Restated Agreement. No amendments, changes, modifications or alterations of the terms and conditions of this Amendment No. 6 to Restated Agreement shall be binding upon any Party, unless provided in writing and signed by an authorized representative of each Party.

8.All terms and conditions of the Restated Agreement not changed by this Amendment No. 6 to Restated Agreement shall remain in full force and effect.

9.Signatures on this Amendment No. 6 to Restated Agreement may be communicated by e-mail transmission and shall be binding upon the Parties upon receipt by transmitting the same by e-mail, which signatures shall be deemed originals. If executed in counterparts, the Amendment No. 6 to Restated Agreement shall be effective as if simultaneously executed.

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IN WITNESS WHEREOF the Parties hereto have caused this Amendment No. 4 to Restated Agreement to be executed and delivered by their duly authorized representatives as set forth below.

AGREED ON BEHALF OF:	AGREED ON BEHALF OF:

PASSAGE BIO INC.	THE TRUSTEES OF
THE UNIVERSITY OF
PENNSYLVANIA

By: /s/ Bruce Goldsmith	By: /s/ John. S Swartley
(Signature)	(Signature)

Name: Bruce A. Goldsmith, Ph.D.	Name: John S. Swartley

Title: President and CEO	Title: Managing Director, Penn Center for
Innovation

ACKNOWLEDGED AS READ AND
UNDERSTOOD BY INSTITUTION PRINCIPAL
INVESTIGATOR

/s/ Dr. James Wilson
(Signature)

Name: Dr. James Wilson

Schedule A to ARCA Amendment 6

Exhibit B of ARCA

Research Program

[*]

Schedule B of ARCA Amendment 6

Exhibit C of ARCA

Research Program Budgets

[*]

Schedule C to Amendment 6 of Research, Collaboration and License Agreement (ARCA)

[*]

Schedule D of ARCA Amendment 6

Complete Payment Schedule

(including any payments due under this Amendment No. 6 to Restated Agreement)

[*]